UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2009

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 5.02(d)	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On Tuesday, May 26, 2009, Simmons First National Corporation Board of Directors approved the election of Eugene Hunt as a director of the Company.  Committee appointments for Mr. Hunt have not been determined at this time.

Mr. Hunt, founder and owner of Hunt Law Firm, has been in private practice of law for 37 years and has served as an Arkansas Court of Appeals Judge and Arkansas Supreme Court Special Justice.  He is a member of the Jefferson County Bar Association, Arkansas Bar Association and the American Bar Association.

ITEM: 9.01                STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Exhibit 99.1               Press Release of the Company dated May 28, 2009, announcing the appointment of Eugene Hunt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION
Date: May 28, 2009	/s/ Robert A. Fehlman Robert A. Fehlman, Executive Vice President and Chief Financial Officer